Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm



         We consent to the reference to our firm under the captions "Experts" in the Registration Statement on Amendment No. 1 to Form F-3 and related Prospectus of Attunity Ltd. for the registration of 8,083,071 of its ordinary shares and to the incorporation by reference therein of our report dated March 11, 2004 with respect to the consolidated financial statements of Attunity Ltd. included in its Annual Report on Form 20-F/A for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                            /s/Kost Forer Gabbay and Kasierer
                                            ---------------------------------
Tel-Aviv, Israel                               KOST FORER GABBAY & KASIERER
November 21, 2004                              A Member of Ernst & Young Global